UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Delta Air Lines, Inc. (the “Company”) held on June 27, 2013, four proposals were voted upon by the Company’s stockholders. The proposals are described in detail in the Company’s definitive proxy statement filed on April 30, 2013. A brief description of the proposals and the final results of the votes for each matter follows:

1.           The stockholders elected all fourteen director nominees to serve as members of the Company’s board of directors until the Company’s 2014 Annual Meeting of Stockholders:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard H. Anderson	613,273,917	643,780	313,839	99,869,216
Edward H. Bastian	613,072,133	834,739	324,664	99,869,216
Roy J. Bostock	602,686,320	11,130,054	415,162	99,869,216
John S. Brinzo	612,867,833	966,148	397,555	99,869,216
Daniel A. Carp	612,884,307	934,945	412,284	99,869,216
David G. DeWalt	611,900,715	1,924,330	406,491	99,869,216
William H. Easter III	613,134,704	698,302	398,530	99,869,216
Mickey P. Foret	612,495,135	1,342,376	394,025	99,869,216
Shirley C. Franklin	612,769,178	1,070,698	391,660	99,869,216
David R. Goode	609,782,806	4,068,480	380,250	99,869,216
George N. Mattson	612,916,316	918,777	396,443	99,869,216
Paula Rosput Reynolds	607,496,325	6,336,399	398,812	99,869,216
Kenneth C. Rogers	613,147,732	673,138	410,666	99,869,216
Kenneth B. Woodrow	613,043,172	788,396	399,968	99,869,216

2.         The stockholders approved the advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
609,031,670	4,729,888	469,978	99,869,216

3.          The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent auditors for 2013:

For	Against	Abstain	Broker Non-Votes
712,585,137	928,570	587,045	Not Applicable

4.          The stockholders did not approve the adoption of a stockholder proposal regarding an executive stock retention requirement:

For	Against	Abstain	Broker Non-Votes
114,895,488	497,789,707	1,546,341	99,869,216

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Richard B. Hirst
Date: July 1, 2013	Richard B. Hirst, Executive Vice President & Chief Legal Officer

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